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                                                                    EXHIBIT 99.1

                           CONTANGO OIL & gas COMPANY

                                                                    NEWS RELEASE

                     Contango Names New Independent Auditors

     HOUSTON, TX, June 13, 2002, Contango Oil & Gas Company (AMEX: MCF) announced today that its Board of Directors has appointed Grant Thornton LLP as independent public accountants to audit the Company's financial statements for 2002, replacing Arthur Andersen LLP.

     Kenneth R. Peak, Chairman and CEO, stated, "We have worked with Arthur Andersen since July 1999. During our association with Arthur Andersen, the people assigned to audit our financial statements always evidenced the highest ethical and professional standards. We now look forward to working with Grant Thornton and anticipate an equally positive relationship."

     Contango is an independent natural gas and oil company that explores for, develops, produces and sells natural gas and crude oil. Contango's exploration and production efforts are currently focused onshore on the Gulf Coast and offshore in the Gulf of Mexico.

     This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.

Contango Oil & Gas Company                       For information, contact:
3700 Buffalo Speedway, Suite 960                 Kenneth R. Peak
Houston, Texas 77098                             (713) 960-1901
www.mcfx.biz